Exhibit 10.9

                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT, dated as of March 8, 1996, among CARRIAGE FUNERAL SERVICES, INC., a Delaware corporation (the "Purchaser"), HENNESSY-BAGNOLI FUNERAL HOME, INC., an Ohio corporation (the "Acquisition Subsidiary"), HENNESSY FUNERAL HOME, INC., an Ohio corporation (the "Company"), and TERRANCE P. HENNESSY, a resident of Polk County, Florida ("Hennessy"), and LAWRENCE BAGNOLI, a resident of Summit County, Ohio ("Bagnoli") (Hennessy and Bagnoli being collectively referred to as the "Shareholders");

                                   WITNESSETH:

                  WHEREAS, the Company owns and operates the Hennessy-Bagnoli Funeral Homes located at 936 North Main Street in Akron, Ohio and at 339 Southwest Avenue in Tallmadge, Ohio (collectively, the "Homes"), and leases from the Shareholders and other persons the real property and improvements upon which the Homes are situated; and

                  WHEREAS, the Shareholders collectively are the record and beneficial owners and holders of all of the issued and outstanding shares of Common Stock, no par value ("Company Common Stock"), of the Company; and

                  WHEREAS, the parties desire that the Acquisition Subsidiary merge with and into the Company in a statutory merger to be consummated under the Ohio General Corporation Law (the "Ohio Act") and upon the terms and conditions and for the consideration herein set forth;

                  NOW, THEREFORE, the parties agree as follows:

                  1. REORGANIZATION AND MERGER.

                  1.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time of the Merger (as defined in Section
         1.2 below), the Acquisition Subsidiary shall be merged with and into the Company, and the separate corporate existence of the Acquisition Subsidiary shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Ohio, and the separate corporate existence of the Company, with all of its rights, privileges, immunities and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Ohio Act and in this Agreement.

                  1.2. EFFECTIVE TIME OF THE MERGER. Subject to the terms and conditions of this Agreement, at the Closing referred to in Section 2.1, the Company and the Acquisition Subsidiary shall prepare, execute and deliver a certificate of merger with respect to the Merger, in a form complying with the provisions of Ohio Revised Code ss.1701.81, as amended, and the parties shall cause the same to be filed with the Secretary of State of the State of Ohio as soon as practicable on the Closing Date. The Merger shall become effective upon the filing of such certificate of merger with the Secretary of State of the State of Ohio, or at such time thereafter as is mutually agreed to by the parties (hereinafter referred to as the "Effective Time of the Merger").

                  1.3. ARTICLES OF INCORPORATION AND BYLAWS. (a) From and after the Effective Time of the Merger, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Acquisition Subsidiary as in effect immediately prior to the Effective Time of the Merger, subject to the right of the Surviving Corporation to thereafter amend its Articles of Incorporation as permitted thereunder and in accordance with applicable law.

                  (b) From and after the Effective Time of the Merger, the Code of Regulations of the Surviving Corporation shall be the Code of Regulations of the Acquisition Subsidiary as in effect immediately prior to the Effective Time of the Merger, subject to the right of the Surviving Corporation to thereafter amend its Code of Regulations as permitted thereunder and in accordance with applicable law.

                  1.4. OFFICERS AND DIRECTORS. At the Effective Time of the Merger, the officers and directors of the Surviving Corporation shall be the officers and directors of the Acquisition Subsidiary in office at such time, and such persons shall hold office in accordance with the Code of Regulations of the Surviving Corporation or until their respective successors shall have ben appointed or elected.

                  1.5. CONVERSION AND CANCELLATION OF SHARES. The manner of converting or cancelling shares of the Company and the Acquisition Subsidiary in the Merger shall be as follows:

                  (a) At the Effective Time of the Merger, each share of Common Stock, $.01 par value, of the Acquisition Subsidiary then issued and outstanding shall, by virtue of the Merger and without any action on the part of the Acquisition Subsidiary or the holder of such shares, be converted into one share of Common Stock, $.01 par value, of the Surviving Corporation.

                  (b) At the Effective Time of the Merger, each share of capital stock of the Company issued and held in its treasury shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and shall be cancelled and retired without the payment of any consideration in respect thereof.

                  (c) At the Effective Time of the Merger, the shares of issued and outstanding Company Common Stock owned and held by the Shareholders shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive cash and/or the right to receive shares of Series D Preferred Stock, $.01 par value ("Series D Preferred Stock"), of the Purchaser, in accordance with the following procedures:

                           (i) First, the aggregate merger consideration payable
                  in respect of the issued and outstanding Company Common Stock shall be determined (the "Merger Consideration"), as the sum or difference of the following:

                                 (A) $2,741,370.74;

                                      PLUS

                                 (B) The sum of all of the Company's cash
                           balances in bank accounts, certificates of deposits or marketable securities (all at current net realizable value) as of the Effective Time of the Merger ("Closing Date Cash"), other than any such cash or other investments that are used or applied to fund preneed trust accounts or preneed funds of the Company;

                                      PLUS

                                 (C) An amount equal to fifty percent (50%) of
                           the outstanding balance that portion of the Company's accounts receivable as of the Effective Time of the Merger ("Closing Date Receivables") that are then less than 90 days past due;

                                      LESS

                                 (D) An amount equal to all liabilities and
                           obligations of the Company, including (but not limited to) indebtedness for borrowed money, indebtedness secured by mortgages, liens, security interests, pledges, encumbrances or other title restrictions of any kind (collectively, "Liens") against any assets or properties of the Company or any of the real property on which the Homes are situated, accounts and trade payable, accrued liabilities, federal, state and local taxes, any liabilities under suits, claims, judgments or orders then pending or any other liability or obligation of the Company attributable to the operation of the Company's business prior to the

                           Effective Time of the Merger (collectively,
                           "Unassumed Liabilities"), excluding (x) obligations under preneed contracts for which the full amount has been deposited in trust as required under applicable law, and (y) Closing Date Expenses (as described in subparagraph (ix) below; all to the extent that the same have not been paid or discharged in full as of the Effective Time of the Merger;

                                  PLUS or LESS

                                 (E) The net amount owed by or to the
                           Shareholders or the Surviving Corporation, as the case may be, in respect of proratable items in accordance with Section 1.6 below;

                                      PLUS

                                 (F) $50,000.00 allocated to the covenants of
                           the Shareholders described in Section 12.2.

                           At the Closing, the Shareholders shall deliver to the
                  Purchaser a certificate, dated the Closing Date, certified by them to be accurate and complete, as to the amount of Closing Date Cash, all of the Closing Date Receivables (including an aging thereof) and the Unassumed Liabilities, and the parties shall agree as to the amount of the proratable items under
                  Section 1.6, all for purposes of determining the amount of the Merger Consideration in accordance with the above formula.

                            (ii) Second, the amount of the Merger Consideration
                  shall be allocated among the holders of the shares of Company Common Stock issued and outstanding at the Effective Time of the Merger in accordance with their respective proportions of shares held in relation to the total number of issued and outstanding shares. The holders of shares of Company Common Stock that, as of the date of this Agreement, are held by Bagnoli shall be entitled to receive the portion of the Merger Consideration in the form as described in subparagraph (iii) below, and the holders of shares of Company Common Stock that, as of the date of this Agreement, are held by Hennessy shall be entitled to receive the portion of the Merger Consideration in the form as described in subparagraph (iv) below.

                           (iii) Of the Merger Consideration payable in respect
                  of shares of Company Common Stock that, as of the date of this Agreement, are held by Bagnoli, (x) the sum of $12,000.00 shall be paid by the issuance and delivery of 12,000 shares of Series D Preferred Stock of the Purchaser (having the same terms and provisions described in subparagraph (iv) below), all of which shares shall be deposited into escrow as provided in subparagraph (vii) below,
                  (y) the sum of $18,000.00 cash shall be withheld subject to the terms of subparagraph (ix) below, and (z) the balance thereof shall be paid in cash at the Closing, as soon as practicable following the Effective Time of the Merger, to such account or accounts in the Continental United States as shall be designated in writing by the holder(s) of such shares to the Purchaser at least three business days prior to the Closing Date.

                            (iv) All of the Merger Consideration payable in
                  respect of shares of Company Common Stock that, as of the date of this Agreement, are held by Hennessy, shall be paid by the issuance and delivery of a number of shares of Series D Preferred Stock equal to $1.00 of such Merger Consideration for each such share, of which 88,000 shares shall be deposited into escrow as provided in subparagraph (vii) below, 132,000 shares shall be withheld subject to the terms of subparagraph
                  (ix) below, and the balance of such shares shall be delivered to Hennessy. All of the shares of Series D Preferred Stock to be issued to the Shareholders pursuant to this Agreement are herein collectively referred to as the "Series D Shares." The terms and provisions of the Series D Preferred Stock shall be as provided in the Certificate of Designation, Preferences, Rights and Limitations of the Series D Preferred Stock, a copy of which is attached hereto as Exhibit A (the "Series D Designation"). The "Dividend Rate" (as defined in the Series D Designation) applicable to the Series D Shares shall be $.0625, payable quarter-annually, and the "Initial Conversion Base Price" (as defined in the Series D Designation) applicable to the Series D Shares shall be $7.50 per share.

                             (v) No fractional Series D Shares or scrip will be
                  issued in respect of fractional interests; in lieu of any fractional Series D Share which may be issued in respect of shares of Company Common Stock held by Hennessy on the date hereof, he instead shall receive a cash payment in an amount equal to the product of such fraction multiplied by $1.00.

                            (vi) No later than 120 days after the Effective Time
                  of the Merger, the Surviving Corporation shall deliver to each Shareholder a certificate of the Surviving Corporation, certified by it to be true and complete, as to the amount of collections received by it on the Closing Date Receivables from the Effective Time of the Merger through the date specified in such notice ("Interim Collections"). To the extent that the Interim Collections exceed the component of the Merger Consideration paid under clause (C) of subparagraph (i) above, the difference shall constitute an upward adjustment in the Merger Consideration, and the amount of such difference shall be paid to the Shareholders promptly following the Surviving Corporation's delivery of such certificate. On the first anniversary of the Effective Time of the Merger, the Surviving Corporation shall deliver to the Shareholders a certificate of the Surviving Corporation, certified by it to be true and complete, as to the amount of collections received by it on Closing Date Receivables from the Effective Time of the Merger through such first anniversary date ("One Year Collections"). To the extent that the One Year Collections exceed the sum of the component of the Merger Consideration paid under clause
                  (C) of subparagraph (i) above PLUS the amount (if any) paid by the Surviving Corporation in respect of Interim Collections as provided above, the difference shall constitute a further upward adjustment in the Merger Consideration, and the amount of such difference shall be paid to the Shareholders promptly following the Surviving Corporation's delivery of such certificate. Each such payment shall be made in cash or in Series D Shares, as the case may be, in the same proportions as the original Merger Consideration has been paid at the Closing as set forth in subparagraphs (iii) and (iv) above. Neither the Surviving Corporation nor the Purchaser shall have any duty to pursue collection of Closing Date Receivables by means greater than used on its collection of other accounts receivable, and in no event shall the Surviving Corporation or the Purchaser be required to institute suit or refer any account to a collection agency. If the amount of One-Year Collections is less than the amount paid under clause (C) of subparagraph (i) above, or if any Closing Date Receivables remain uncollected on such first anniversary date and are thereafter collected, in either event there shall be no further adjustments to the Merger Consideration or payments in respect thereof.

                            (vii) As provided in subparagraphs (iii) and (iv)
                  above, at the Effective Time of the Merger $100,000 of the Merger Consideration, consisting of 100,000 Series D Shares (the "Escrowed Amount") will be placed into escrow pursuant to the terms of an Escrow Agreement in form and substance mutually acceptable to the parties, to be entered into on the Closing Date among the Purchaser, the Shareholders and FirstMerit Bank or another financial institution with banking offices in Akron, Ohio having total assets of at least $100 million and otherwise mutually designated by the parties, which shall act as escrow agent, such Escrowed Amount to be maintained as security for purposes of any indemnification claims under Section 10.1. Subject to the terms of such Escrow Agreement, any portion of the Escrowed Amount remaining after the expiration of three
                  (3) years following the date of such Escrow Agreement, LESS any Losses for which there are claims then pending, shall then be distributed to the Shareholders.

                           (viii) Within 120 days following the Closing, the
                  Surviving Corporation shall convert the trusted preneed accounts referred to in Section 3.13 that are in existence at the time of the Closing ("Closing Date Preneed Accounts") into insurance-funded contracts as permitted under Ohio law, at which time the Shareholders shall be entitled to receive, as additional Merger Consideration, in the proportion of their respective holdings of Company Common Stock at the Effective Time of the Merger, an amount equal to (x) the amount, if any, by which the aggregate cash balances of Closing Date Preneed Accounts so converted exceeded, on the Closing Date, the amount required under applicable law to have been held in such accounts on the Closing Date, and (y) the amount, if any, of net proceeds (normally characterized as commission) received by the Surviving Corporation from the insurance carrier in respect of the Closing Date Preneed Accounts so converted. The Surviving Corporation may seek advice from the Shareholder regarding the identity of the insurance carrier and the manner of converting Closing Date Preneed Accounts into insurance-funded products, but such determinations shall be in the sole discretion of the Surviving Corporation. The additional Merger Consideration payable to the Shareholders under this subparagraph (viii) shall be payable in Series D Shares at $1.00 per share (in the case of Hennessy) or in cash (in the case of Bagnoli).

                      (ix) Notwithstanding subparagraph (i)(D) above, up to (but not exceeding) $200,000.00 in attorneys' fees, accounting fees and the fees of Thomas, Pierce & Co. that are related to the transactions described in this Agreement (collectively, "Closing Date Expenses") shall remain the obligation of the Surviving Corporation after the Effective Time of the Merger. At the Closing, the Shareholders shall provide to the Purchaser copies of invoices, bills or estimates provided by the third party vendors indicating the amount or estimate of their respective Closing Date Expenses through the Closing. In no event shall the Surviving Corporation be responsible for Closing Date Expenses in excess of $200,000, and any Closing Date Expenses in excess of such amount shall be subject to indemnity as described in Section 10.1. In connection with the foregoing, at the Effective Time of the Merger, $18,000.00 of the cash Merger Consideration otherwise payable to Bagnoli under subparagraph (iii) above, and 132,000 Series D Shares otherwise deliverable to Hennessy under subparagraph (iv) above, shall be withheld by the Purchaser in accordance with the provisions hereof. Upon or promptly following the expiration of 120 days after the Closing, the parties shall make their post-Closing reconciliation, pursuant to which the Shareholders shall be given credit for Interim Collections as provided in subparagraph (vi) above, the amount to which they are entitled in respect of the conversion of Closing Date Preneed Accounts under subparagraph (viii) above and the amount of the Merger Consideration withheld as provided in this subparagraph (ix), the Purchaser shall be credited for the Closing Date Expenses, and the appropriate party or parties shall be credited for any further adjustments in respect of proratable items as provided in Section 1.6 below, and if such reconciliation results in a net balance to the Purchaser, the Shareholders shall promptly pay the amount thereof to the Purchaser in cash, and if such reconciliation results in a net balance to the Shareholders, the Purchaser shall pay such amount to the Shareholders in accordance with their respective interests, in Series D Shares to Hennessy and in cash to Bagnoli.

                           (x) Except as otherwise expressly provided in this
                  Agreement, in all cases under this Agreement in which Merger Consideration is payable to the Shareholders, the same shall be paid 88% to Hennessy and 12% to Bagnoli.

                  (d) At the Effective Time of the Merger, all options, warrants, calls, or other securities convertible into or exchangeable with Company Common Stock, and all hereafter issued Company Common Stock that is not issued and outstanding on the date of this Agreement, shall, by virtue of the Merger and without any action on the part of any holder thereof, cease to be outstanding and shall be cancelled and retired without the payment of any consideration in respect thereof.

                  1.6. CERTAIN PRORATIONS. All normal and customarily proratable items relating to the assets and liabilities of the Company, including but not limited to, utilities, real estate and personal property taxes, and insurance rebates and refunds, shall be prorated as of the Effective Time of the Merger, the Shareholders being charged and credited for all of same up to such date and the Surviving Corporation being charged and credited for all of same on and after such date. If the actual amounts to be prorated are not known as of the

         Closing Date, the prorations shall be made on the basis of the best evidence then available, and thereafter, within thirty (30) days after actual figures are received, but in any event within 120 days after the Closing Date, a settlement will be made between the Shareholders and the Surviving Corporation (which settlement will be in Series D Shares, at $1.00 per share, in the case of Hennessy, or in cash, in the case of Bagnoli).

                  1.7. SS.368 REORGANIZATION. It is the intention of the parties that the Merger constitute a "reorganization" within the meaning of
         Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with Section 368(a)(2)(E) of the Code. The parties agree to file all of their respective tax returns and reports in a manner consistent with such intention, and to not take any filing position in a manner inconsistent with such intention unless compelled to do so by court order or administrative decree. Each party agrees to furnish such information and take such action as may be reasonably requested of the other party in connection with the foregoing (which action shall not include any change in the commercial terms of the Merger and the other transactions incident thereto). In no event, however, shall the Purchaser or the Surviving Corporation be required to incur any out-of-pocket expenses in defending such position or providing such information or taking such action, nor shall the foregoing constitute a warranty or guaranty that the Merger will in fact constitute such a reorganization.

                  1.8. SHAREHOLDER CONSENT; WAIVER OF DISSENTERS' RIGHTS. Each Shareholder, in his capacity as a shareholder of the Company, and the Purchaser, in its capacity as a shareholder of the Acquisition Subsidiary, hereby (i) consents to the Merger pursuant to Ohio Revised Code ss.1701.78, and (ii) irrevocably and unconditionally waives all dissenters' and other similar rights with respect to the Merger under and pursuant to Ohio Revised Code ss.ss.1701.84 and 1701.85.

                  1.9. FURTHER ASSURANCES. Each party agrees to execute and deliver from time to time after the Effective Time of the Merger, at the reasonable request of the other party or parties, and without further consideration, such additional instruments of conveyance and transfer, and to take such other action as the other party or parties may reasonably require to more effectively carry out the terms and provisions of the Merger and this Agreement.

                  2. THE CLOSING.

                  2.1. TIME AND PLACE. The Closing of the Merger (the "Closing") shall occur at the offices of Snell & Smith, A Professional Corporation, 1000 Louisiana, Suite 3650, Houston,

         Texas 77002, at 9:00 a.m. on March 8, 1996, or at such other date, time or place as may be mutually agreed upon by the parties, but in no event later than March 31, 1996. The date and time of the Closing is herein called the "Closing Date". At the Closing, the Shareholders shall surrender for cancellation pursuant to the Merger all certificates representing their respective shares of Company Common Stock, against receipt from the Purchaser of the Merger Consideration. All action to be taken at the Closing as hereinafter set forth, and all documents and instruments executed and delivered, and all payments made with respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

                  2.2. RELATED TRANSACTIONS. In addition to the Merger, at the Closing the Acquisition Subsidiary shall execute and deliver to each of Hennessy and Bagnoli, and each of Hennessy and Bagnoli shall execute and deliver to the Acquisition Subsidiary, an Employment Agreement to be dated the Closing Date and in substantially the forms attached hereto as Exhibits B-1 and B-2, respectively, attached hereto (collectively, the "Employment Agreements").

                  3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders jointly and severally represent and warrant to and agree with the Purchaser and the Acquisition Subsidiary that:

                  3.1. TITLE TO SHARES. The Shareholders are the owners and holders, beneficially and of record, of all of the issued and outstanding shares of Company Common Stock, and the Shareholders have good and marketable title to all of such issued and outstanding shares, free and clear of any and all Liens.

                  3.2. ORGANIZATION AND EXISTENCE. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power to enter into and perform its obligations under this Agreement and to carry on its business as now conducted. The Shareholders have delivered to the Purchaser complete and correct copies of the Articles of Incorporation and Code of Regulations of the Company, both as in effect on the date hereof.

                  3.3. CAPITALIZATION. The authorized capital stock of the Company consists of 500 shares of Common Stock, no par value, of which 285 shares are validly issued and outstanding, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. There are 71 shares of Company Common Stock which are held by it as treasury stock.

         The Company does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock. From the date hereof through the Closing Date, the Shareholders will not, and will not cause or permit the Company to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of capital stock of the Company.

                  3.4. NO SUBSIDIARIES. The Company has no subsidiaries or any investment or ownership interest in any corporation, joint venture or other business enterprise.

                  3.5. FINANCIAL INFORMATION. The Shareholders have delivered to the Purchaser the (i) unaudited, compiled statements of assets, liabilities and equity - income tax basis of the Company at December 31, 1995 (the "Company Balance Sheet") and 1994 and the related unaudited, compiled statements of revenues, expenses and retained earnings - income tax basis, statements of cash flows - income tax basis and detail of operating expenses - income tax basis of the Company for the respective twelve-month periods of operations then ended, together with the compilation report of Kee & Associates, Inc. dated February 9, 1996, and (ii) unaudited, compiled statements of assets, liabilities and equity - income tax basis of the Company at December 31, 1993 and 1992, and the related unaudited, compiled statements of revenues, expenses and retained earnings - income tax basis and statements of cash flows - income tax basis, for the respective twelve-month periods of operations then ended, together with the compilation report of Kee & Associates, Inc. dated February 5, 1994. All such financial statements are true and correct, have been prepared in accordance with the books and records of the Company, and present fairly the financial positions of the Company at the dates indicated and the results of its operations for the periods then ended in accordance with the income tax basis of accounting, except as to the absence of any provision for deferred federal income taxes, the absence of footnotes and (in the case of interim financial statements only) subject to normally recurring year-end adjustments. The Homes collectively performed at least 262 funeral services for the twelve months ended December 31, 1993, at least 248 funeral services for the twelve months ended December 31, 1994, and at least 292 funeral services for the twelve months ended December 31, 1995.

                  3.6. TITLE TO AND STATUS OF PROPERTIES. All assets, rights and properties utilized in the conduct of the business of the Homes are owned by the Company, other than the real property on which the Homes are situated, which is leased to the Company under valid leases which are currently in effect. Except as aforesaid, none of such assets, rights or properties is subject to any lease or license (except as described on Schedule 3.12). The Company is in actual possession and control of all properties owned by it, and has good and marketable title to all of its assets, rights and properties, including without limitation, all properties and assets reflected in the Company Balance Sheet (other than properties and assets reflected in such balance sheet that have been sold or otherwise disposed of in the ordinary course of business subsequent to the date of the Company Balance Sheet), free and clear of all Liens, except for Liens to be discharged and released at or prior to Closing.

                  3.7. ABSENCE OF CHANGES OR EVENTS. Except as described on
         Schedule 3.7 hereto, since the date of the Company Balance Sheet, there has not been:

                           (i) any material adverse change in the financial
                  condition, operations, business or properties of the Company or of either Home, or any event or condition occurring during such period which, in the reasonable opinion of the Shareholders, is likely to cause such a material adverse change in the foreseeable future;

                           (ii) any change in the authorized capital or
                  outstanding securities of the Company;

                           (iii) any capital stock, bonds or other securities
                  which the Company has issued, sold, delivered or agreed to issue, sell or deliver, nor has the Company granted or agreed to grant any options, warrants or other rights calling for the issue, sale or delivery thereof;

                           (iv) any borrowing or agreement by the Company to
                  borrow any funds, nor has the Company incurred, or become subject to, any absolute or contingent obligation or liability, except trade payables incurred in the ordinary course of business;

                           (v) any declaration or payment of any bonus or other
                  extraordinary compensation to any employee of the Company;

                           (vi) any hiring, firing, reassignment or other change
                  in any key personnel of the Company;

                           (vii) any sale, transfer or other disposition of, or
                  agreement to sell, transfer or otherwise dispose of, any of the inventories or other assets or properties of the Company, except in the ordinary course of business;

                           (viii) any material damage, destruction or losses
                  against the Company or any waiver any rights of material value to the Company;

                           (ix) any labor strike or labor dispute, or the
                  entering into of any collective bargaining agreement, with respect to employees of the Company;

                           (x) any claim or liability for any material damages
                  for any actual or alleged negligence or other tort or breach of contract against or affecting the Company;

                           (xi) any new competitor that has, to the
                  Shareholders' knowledge, built, commenced to build or announced intentions to build a funeral home or mortuary in direct competition with either Home; or

                           (xii) any other transaction or event entered into or
                  affecting the Company other than in the ordinary course of the business.

                  3.8. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Company Balance Sheet or as described on Schedule 3.8, the Company has no, and none of its assets or properties are subject to any, liabilities or obligations of any kind or nature, other than unsecured trade accounts payable and accrued expenses arising in the ordinary course of the Company's business since the date of the Company Balance Sheet.

                  3.9. TAX MATTERS. All federal, state, county, local and other taxes due and payable by the Company on or before the date of this Agreement have been paid or are adequately provided for in the Company's books and records. The Company has filed all tax returns and reports required to be filed by it with all taxing authorities, and all such tax returns and reports are true, complete and correct. True and correct copies of the federal, state and local income tax returns filed by the Company for each of its last three taxable years have been furnished to the Purchaser. No assessments of deficiencies have been made against the Company which are presently pending or outstanding. No state of facts exists or has existed which would constitute grounds for the assessment of any tax liability against the Company with respect to any prior taxable period which has not been audited by the Internal Revenue Service or which has not been closed by applicable statute. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any income tax return of the Company for any period.

                  3.10. INVENTORY; ACCOUNTS RECEIVABLE. The inventories reflected on the Company Balance Sheet and all items placed in inventory since the date thereof are (i) accounted for in accordance with the income tax basis of accounting applied on a consistent basis, and (ii) saleable or usable in the ordinary course of business of the Company at usual and customary prices, subject to normal returns and markdowns consistent with past practice. At the Closing, the Shareholders shall deliver to the Purchaser a list, certified by the Shareholders to be complete and correct, of all of the Company's inventory as of the Closing Date. All of the Closing Date Receivables will at the Effective Time of the Merger (i) represent bona fide claims for goods delivered or services rendered, and (ii) not be subject to any rights of offset or counterclaim.

                  3.11. FIXED ASSETS. Schedule 3.11 lists all motor vehicles and all other material items of equipment, fixtures, furniture and other material fixed assets owned by the Company. All such items are in good and operating condition and repair, ordinary wear and tear excepted.

                  3.12. CONTRACTS AND COMMITMENTS. Schedule 3.12 hereto sets forth a complete description of:

                           (i) all loan, credit and similar agreements to
                  which the Company is a party or by which it is bound, and all notes or other evidences of indebtedness of, or agreements creating any Lien on any property of, the Company;

                           (ii) all employment contracts, noncompetition
                  agreements and other agreements relating to the employment of any employees of the Company;

                           (iii) all contracts and agreements affecting the
                  Company which involve an obligation on its part in excess of $5,000 per annum or $10,000 in the aggregate; and

                           (iv) all other contracts and commitments of the
                  Company entered into outside the ordinary course of business (other than this Agreement).

                  Each contract and commitment described on Schedule 3.12 is valid and in full force and effect, and neither the Company, nor, to the knowledge of the Shareholders, any of the other parties thereto, are in default thereunder. The Shareholders have furnished to the Purchaser a true and correct copy of each document listed on Schedule 3.12.

                  3.13. PRENEED CONTRACTS AND TRUST ACCOUNTS. Schedule 3.13 hereto accurately and completely lists, as of December

         31, 1995 (i) all preneed contracts of the Company unfulfilled as of the date hereof, including contracts for the sale of funeral merchandise and services, and (ii) all trust accounts relating to the Homes, indicating the location of each and the balance thereof. All preneed contracts required to be listed on Schedule 3.13 (x) have been entered into in the normal course of business at regular retail prices, or pursuant to a sales promotion program, solely for use by the named customers and members of their families on terms not more favorable than shown on the specimen contracts which have been delivered to the Purchaser, (y) are subject to the rules and regulations of the Company as now in force (copies of which have been delivered to the Purchaser), and (z) on the date hereof are in full force and effect, subject to no offsets, claims or waivers, and neither the Company nor such customer is in default thereunder. All funds received by the Company under preneed contracts have been deposited in the appropriate accounts and administered and reported in accordance with the terms thereof and as required by applicable laws and regulations. The aggregate market value of the preneed accounts, trusts or other deposits is equal to or greater than the aggregate preneed liability related to such accounts.

                  3.14. PROFESSIONAL SERVICES. The services heretofore provided by the Company have been rendered in a professional and competent manner consistent with prevailing professional standards, practices and customs.

                  3.15. TRADEMARKS, ETC.. The Company does not own nor has it applied for any patents, patent applications, patent licenses, trademarks, trademark applications or trademark or trademark licenses (collectively, "Intangible Rights"). The Company owns or possesses valid rights or adequate licenses for all of such Intangible Rights as are necessary to the conduct of the business of the Homes as presently conducted. The Company is not charged with infringement of any Intangible Rights of any other person, nor does the Company know of any such infringement, whether or not claimed by any person.

                  3.16. INSURANCE. The Company maintains such policies of insurance in such amounts, and which insure against such losses and risks, as are generally maintained for comparable businesses and properties. Valid policies for such insurance will be outstanding and duly in force at all times prior to the Closing.

                  3.17. LICENSES, PERMITS, ETC. Schedule 3.17 hereto correctly and completely lists all licenses, franchises, permits, certificates, consents, rights and privileges that are (i) necessary or appropriate for the operation of the Homes as funeral homes in the State of Ohio, and (ii) are otherwise material to the business and operation of the Homes. All such items are in full force and effect.

                  3.18. LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of either Shareholder, threatened against or affecting the Company or any of the assets or properties of the Company, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality. The Company is not subject to any continuing court or administrative order, writ, injunction or decree, nor is the Company in default with respect to any order, writ, injunction or decree issued by any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

                  3.19. COMPLIANCE WITH LAWS. The Company has complied and is in compliance in all material respects with all federal, state, municipal and other statutes, rules, ordinances, and regulations applicable to the Company, the operation of the Homes and the Company's assets, rights and properties (including without limitation all environmental protection and occupations safety and health rules, regulations and laws, and laws and regulations applicable to preneed contracts and trust accounts, including the so-called "FTC Funeral Rule").

                  3.20. EMPLOYEES. Schedule 3.20 hereto correctly and completely lists the names and monthly or hourly rates of salary and other compensation of all the employees and agents of the Company. Schedule
         3.20 also sets forth the date of the last salary increase for each employee listed thereon, the outstanding balances of all loans and advances, if any, made by the Company to any employee or agent of the Company, and the number of vacation days or other time off to which each such employee is then eligible to take. At Closing, the Shareholders will cause the Company to pay or satisfy all vacation, holiday and other accrued benefits to employees of the Homes which are then outstanding. There are not pending or, to the knowledge of either Shareholder, threatened against the Company any general labor disputes, strikes or concerted work stoppages, and there are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association with respect to any employees of the Company. Neither Shareholder is aware of the existence of any serious health condition of any key management personnel of either Home that might impair any such person's ability to carry on his or her normal duties into the foreseeable future after the Closing. The Company believes that the relations between the Company and its employees are good.

                  3.21. EMPLOYEE BENEFIT PLANS. There are no plans, contracts, commitments, programs and policies (including, without limitation, pension, profit sharing, thrift, bonus, deferred compensation, severance, retirement, disability, medical, life, dental and accidental insurance, vacation, sick leave, death benefit and other similar employee benefit plans and policies) maintained by the Company providing benefits to any employee or former employee of the Company, other than sick leave, vacation and group hospitalization benefits and simplified employee benefit plan ("SEP") that are described on Schedule 3.21, all of which are maintained in accordance with applicable legal requirements. True and complete copies of all such benefit plans described on Schedule 3.21, none of which (other than the SEP) constitutes a "pension plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, have been provided to the Purchaser. The SEP described on Schedule 3.21 has been established and maintained by using Model Form 5305-SEP, the Company has complied in all material respects with all applicable disclosure and reporting requirements of the Internal Revenue Service and U.S. Department of Labor, and upon the Effective Time of the Merger the Surviving Corporation will have no funding or other obligations thereunder. Following the Effective Time of the Merger, the Shareholders shall, at their own expense, take all necessary action to terminate the SEP.

                  3.22. AFFILIATED PARTY TRANSACTIONS. Except for the current leases by the Shareholders and related persons of the Real Property to the Company, and except for Bagnoli's living arrangements at the Home in Tallmadge, Ohio (which after Closing shall be governed by his Employment Agreement), the Company and the Homes have been operated and are being operated in a manner separate from the personal and other business activities of the Shareholders and their affiliates, and neither the Company nor its assets are subject to any affiliated party commitments or transactions.

                  3.23. BOOKS AND RECORDS. All books and records of the Company are true, correct and complete in all material respects, have been maintained by the Company in accordance with good business practice and in accordance with all laws, regulations and other requirements applicable to the Company. The corporate records of the Company reflect a true record of all meetings and proceedings of the Board of Directors and the Shareholders of the Company.

                  3.24. FINDERS. Except as described in Section 13.1, neither the Company nor either Shareholder is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against any of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                  3.25. AUTHORITY OF THE SHAREHOLDERS. Each Shareholder has the full right, capacity and authority to enter into and perform this Agreement and the other documents to be executed by such Shareholder as provided in this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and upon execution and delivery by each Shareholder, each of such other documents will constitute, the legal, valid and binding obligations of the Shareholders enforceable against them in accordance with their respective terms. Neither the execution, delivery nor performance of this Agreement or any of such other documents, nor the consummation of the transactions contemplated hereby or thereby, will: (i) result in a violation or breach of any term or provision of, constitute a default or acceleration under, require notice to or consent of any third party to, or result in the creation of any Lien by virtue of (x) the Articles of Incorporation or Code of Regulations of the Company or (y) any contract, agreement, lease, license or other commitment to which the Company or either Shareholder is a party or by which the Company or such Shareholder or his or its respective assets or properties are bound; nor (ii) violate any statute or any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  3.26. AUTHORITY OF THE COMPANY. The execution, delivery and performance by the Company of this Agreement has been duly authorized by its Board of Directors. This Agreement is legally binding and enforceable against the Company in accordance with its terms. Neither the execution, delivery nor performance by the Company of this Agreement will result in a violation or breach of, nor constitute a default or accelerate the performance required under, the Articles of Incorporation or Code of Regulations of the Company or any indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which it or its properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  3.27. ACQUISITION OF SERIES D SHARES. The Series D Shares to be acquired by the Shareholders pursuant to the Merger will be acquired by them for investment purposes only and not with the present intention or view to, or resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended. Each Shareholder understands that such Series D Shares will not be registered under such Securities Act or any state securities or blue sky laws, that transferability of such Series D Shares will be restricted in accordance with applicable state and federal securities laws, and that a restrictive legend to such effect will be inscribed on each certificate representing such Series D Shares. Prior to the Closing, each Shareholder will have had full opportunity to receive such information and ask such questions of representatives of the Purchaser concerning the Purchaser, its subsidiaries and their business, operations, assets and prospects, and concerning an investment in the Series D Shares, as such Shareholder will then have deemed appropriate in order to make an informed investment decision with respect to the Series D Shares.

                  3.28. SCHEDULES. The Schedules referred to in this Section 3 have been prepared as of the date hereof in a separate binder or volume contemporaneously with the execution of this Agreement, and have been signed for identification by the Shareholders. To the extent that there occur any changes in the information set forth in such Schedules prior to the Closing, the Shareholders shall prepare and deliver to the Purchaser, at least three business days prior to the Closing, amended and/or restated schedules to reflect any such changes. Such updated schedules shall be subject to Section 7.5.

                  4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY. The Purchaser and the Acquisition Subsidiary jointly and severally represent and warrant to and agree with the Company and the Shareholders that:

                  4.1. ORGANIZATION AND EXISTENCE. The Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents to which it is a party. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents to which it is a party, including the issuance and delivery of the Series D Shares to the Shareholders as herein provided. The Purchaser has delivered to the Shareholders complete and correct copies of the Certificate of Incorporation and Bylaws of the Purchaser and the Articles of Incorporation and Code of Regulations of the Acquisition Subsidiary, both as in effect on the date hereof.

                  4.2. AUTHORITY. The execution, delivery and performance by the Purchaser and the Acquisition Subsidiary of this Agreement and the documents contemplated in this Agreement to be executed and delivered by them have been duly authorized by their respective Boards of Directors. This Agreement is, and upon their execution and delivery as herein provided such other documents will be, valid and binding upon the Purchaser and the Acquisition Subsidiary and enforceable against each of them in accordance with their respective terms. Neither the execution, delivery or performance by the Purchaser or the Acquisition Subsidiary of this Agreement or any such other document will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or Bylaws of the Purchaser or the Articles of Incorporation or Code of Regulations of the Acquisition Subsidiary, or under any indenture, mortgage, deed of trust or other contract or agreement to which the Purchaser or the Acquisition Subsidiary is a party or by which they or their respective properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  4.3. CAPITALIZATION. The authorized capital stock of the Purchaser consists of (i) 20,000,000 shares of Common Stock, $.01 par value, of which 5,040,002 shares are issued and outstanding; and (ii) 40,000,000 shares of Preferred Stock, $.01 par value, of which (i) 7,000,000 shares have been designated as Series A Preferred Stock, $.01 par value, all of which shares are issued and outstanding; (ii) 2,500,000 shares have been designated as Series B Preferred Stock, $.01 par value, of which, as of the date of this Agreement, 415,000 shares are issued and outstanding; (iii) 8,500,000 shares are designated as Series C Preferred Stock, $.01 par value, all of which shares are issued and outstanding; and (iv) 10,000,000 shares have been designated as Series D Preferred Stock, $.01 par value, none of which, as of the date of this Agreement, is currently issued or outstanding. Except as disclosed on Schedule 4.3, the Purchaser does not have any outstanding capital stock or securities convertible into or exchangeable for any shares of its capital stock, or any outstanding rights to subscribe for or to purchase, or any outstanding rights or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any outstanding calls, commitments or claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of the Purchaser.

                  4.4. FINANCIAL STATEMENTS. The Purchaser has delivered to the Shareholders the (i) audited, consolidated balance sheets of the Purchaser and its consolidated subsidiaries at December 31, 1994 and 1993 and the related audited, consolidated statements of operations, stockholders' equity (deficit) and cash flows for the respective twelve-month periods of operations then ended, together with the footnotes thereto and the audit report thereon of Arthur Andersen LLP dated April 21, 1995, and (ii) the unaudited, consolidated balance sheet of the Purchaser and its consolidated subsidiaries at December 31, 1995 (the "Purchaser Balance

         Sheet"), and the related unaudited, consolidated statements of income and cash flows for the twelve-month period of operations then ended. All such financial statements are true and correct, have been prepared in accordance with the books and records of the Purchaser and its consolidated subsidiaries, and present fairly the financial positions of the Purchaser and its consolidates subsidiaries at the dates indicated and the results of its operations for the periods then ended in accordance with generally accepted accounting principles consistently applied, except (in the case of unaudited financial statements only) for the absence of footnotes and subject to normally recurring year-end adjustments.

                  4.5. NO MATERIAL ADVERSE CHANGE. Since the date of the Purchaser Balance Sheet, there has not been any material adverse change in the financial condition, operations, properties or prospects of the Purchaser and its consolidated subsidiaries taken as a whole.

                  4.6. LITIGATION; COMPLIANCE WITH LAWS. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of any executive officer of the Purchaser, threatened against or affecting the Purchaser or any of its consolidated subsidiaries or any of their respective assets or properties, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality which, if adversely determined, would have a material adverse effect on the financial condition, operations, properties or prospects of the Purchaser and its consolidated subsidiaries taken as a whole.

                  4.7. COMPLIANCE WITH LAWS. The Purchaser and its consolidated subsidiaries have complied and are in compliance with all federal, state, municipal and other statutes, rules, ordinances, and regulations applicable to them, except for violations which, in the aggregate, could not reasonably be expected to have a material adverse effect on the financial condition, operations, properties or prospects of the Purchaser and its consolidated subsidiaries taken as a whole.

                  4.8. FINDERS. Neither the Purchaser nor the Acquisition Subsidiary is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against either of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                  4.9. CONTINUITY OF THE SURVIVING CORPORATION. The Purchaser has no present intention of dissolving, liquidating or merging out of existence the Surviving Corporation in the foreseeable future after the Effective Time of the Merger.

                  4.10. EMPLOYEES' YEARS OF SERVICE. Employees of the Surviving Corporation at the Homes will be credited for their years of service with the Homes in accordance with the Purchaser's policies for purposes of its employee benefit programs.

                  5. COVENANTS OF THE COMPANY AND THE SHAREHOLDERS PENDING CLOSING. The Company and the Shareholders jointly and severally covenant and agree with the Purchaser that:

                  5.1. CONDUCT OF BUSINESS. From the date of this Agreement to the Closing Date, the business of the Company will be operated only in the ordinary course, and, in particular, without the prior written consent of the Purchaser, the Company will not, and the Shareholders will not cause or allow the Company to:

                           (i) cancel or permit any insurance to lapse or
                  terminate, unless renewed or replaced by like coverage;

                           (ii) amend or otherwise modify its Articles of
                  Incorporation or Code of Regulations;

                           (iii) take any action described in Section 3.7;

                           (iv) enter into any contract, agreement or other
                  commitment of the type described in Section 3.12;

                           (v) hire, fire, reassign or make any other change in
                  key personnel of the Company, or increase the rate of compensation of or declare or pay any bonuses to any employee in excess of that listed on Schedule 3.20; or

                           (vi) take any other action which would cause any of
                  the representations and warranties made in Section 3 hereof not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if the same had been made on and as of the Closing Date.

                  5.2. ACCESS TO INFORMATION. Prior to Closing, the Company will give to the Purchaser and its counsel, accountants and other representatives, full and free access to all of the properties, books, contracts, commitments and records of the Company so that the Purchaser may have full opportunity to make such investigation as it shall desire to make of the affairs of the Company.

                  5.3. CONSENTS AND APPROVALS. The Company and the Shareholders will use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part to consummate the transactions contemplated by this Agreement.

                  5.4. NO SHOP. For so long as this Agreement remains in effect, neither the Company nor either Shareholder shall enter into any agreements or commitments, or initiate, solicit or encourage any offers, proposals or expressions of interest, or otherwise hold any discussions with any potential buyers, investment bankers or finders, with respect to the possible sale or other disposition of all or any substantial portion of the assets and business of the Company or any other sale of the Company (whether by merger, consolidation, sale or stock or otherwise) or any portion of the real property covered by the Lease Agreements referred to in Section 7.8, other than with the Purchaser and the Acquisition Subsidiary as contemplated in this Agreement.

                  6. COVENANTS OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY PENDING CLOSING. The Purchaser and the Acquisition Subsidiary jointly and severally covenant with the Company and the Shareholders that:

                  6.1. CONSENTS AND APPROVALS. The Purchaser and the Acquisition Subsidiary will use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part to consummate the transactions contemplated in this Agreement.

                  6.2. CONFIDENTIALITY. Prior to the Closing, the Purchaser and its representatives will hold in confidence any data and information obtained with respect to the Company from any representative, officer, director or employee of the Company, including their accountants or legal counsel, or from any books or records of any of them, in connection with the transactions contemplated by this Agreement, except that the Purchaser may disclose such information to its outside attorneys and accountants and to its lender, provided that the Purchaser shall remain responsible to the Company for any unauthorized disclosure thereof by such attorneys, accountants or lender. If the transactions contemplated hereby are not consummated, neither the Purchaser nor its representatives shall disclose such data or information to others, except as such data or information is published or is a matter of public knowledge or is required by an applicable law or regulation to be disclosed. If this Agreement is terminated for any reason, the Purchaser shall return to the Company all written data and information obtained by the Purchaser from the Company or its representatives in connection with the transactions contemplated by this Agreement.

                  6.3. CHANGES. From the date of this Agreement to the Closing Date, neither the Purchaser nor the Acquisition Subsidiary will take any action which would cause any of the representations and warranties made in Section 4 hereof not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if the same had been made on and as of the Closing Date.

                  7. CONDITIONS TO OBLIGATIONS OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY. The obligations of the Purchaser and the Acquisition Subsidiary under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Purchaser in writing:

                  7.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Purchaser shall not have discovered any error, misstatement or omission in the representations and warranties made by the Shareholders in Section 3 hereof; the representations and warranties made by the Shareholders herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Company and the Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Purchaser shall have received a certificate, signed by the Shareholders and an executive officer of the Company, to the effect of the foregoing provisions of this Section 7.1.

                  7.2. OPINION OF COUNSEL. The Company shall have caused to be delivered to the Purchaser an opinion of M. Teri Lynch & Associates, counsel for the Company and the Shareholders, dated the Closing Date, to the effect that:

                           (i) the Company is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Ohio, with full corporate authority to enter into and perform its obligations under this Agreement;

                           (ii) the authorized capital stock of the Company
                  consists of 500 shares of Common Stock, no par value, of which 285 shares are validly issued and outstanding and fully paid and nonassessable;

                           (iii) to the knowledge of such counsel, after due
                  inquiry, there are no outstanding subscriptions, options or other agreements or commitments obligating the Company to issue any shares of its capital stock or securities convertible into shares of its capital stock;

                           (iv) the Shareholders are the record and beneficial
                  owners of all of the issued and outstanding shares of Common Stock of the Company, free and clear of any and all Liens, and the Shareholders have full capacity to enter into and perform their obligations in accordance with this Agreement;

                           (v) the execution, delivery and performance by the
                  Company of this Agreement has been duly authorized and approved by all necessary corporate action required on the part of the Company;

                           (vi) this Agreement has been duly and validly
                  executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms;

                           (vii) this Agreement and the other documents to be
                  executed and delivered hereunder by the Shareholders (as shall be specified in such opinion) have been duly and validly executed and delivered by the Shareholders, and this Agreement and such other documents constitute the valid and binding obligations of the Shareholders enforceable against them in accordance with their respective terms;

                           (viii) neither the execution, delivery or
                  consummation of the transactions contemplated by this Agreement or any of such other documents will (x) result in the breach of or constitute a default under the Articles of Incorporation or Code of Regulations of the Company or any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which either the Company or the Shareholders are a party or by which they or their respective assets are bound, or (y) violate any order, writ, injunction or decree known to such counsel of any court, administrative agency or governmental body;

                           (ix) no authorization, approval or consent of or
                  declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Company and the Shareholders of this Agreement or any of such other documents; and

                           (x) to the knowledge of such counsel after due
                  inquiry, there are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company or any of its assets, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

         Such opinion may, as to matters of fact, be given in reliance upon certificates of the Shareholders and officers of the Company and certificates of public officials, copies of which shall be provided to the Purchaser at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Ohio.

                  7.3. CONSENTS AND APPROVALS. The Company and the Shareholders shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                  7.4. NO LOSS OR DAMAGE. Prior to the Closing there shall not have occurred any loss or damage to the physical assets and properties of the Company or the real property or improvements on which the Homes are situated (regardless of whether such loss or damage was insured), the effect of which would have a material adverse effect on the condition, business, operations or prospects of the Company or either Home.

                  7.5. UPDATED SCHEDULES. If the Shareholders provide to the Purchaser any amended and/or restated Schedules as contemplated in
         Section 3.29, then any new or additional information disclosed pursuant thereto shall be satisfactory to the Purchaser in its sole discretion.

                  7.6. APPROVAL BY COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel for the Purchaser and the Acquisition Subsidiary, and such counsel shall have been furnished with such certified copies of actions and proceedings and other instruments and documents as they shall have reasonably requested.

                  7.7. NO MATERIAL ADVERSE CHANGE. The Purchaser shall have discovered no change in the business, assets, operations, or financial condition of the Company or the Homes which has a material adverse effect on the value to the Purchaser of the business, assets, or financial condition of the Company and the Homes being acquired pursuant to the Merger.

                  7.8. RELATED TRANSACTIONS. Each of Hennessy and Bagnoli shall have executed and delivered to the Acquisition Subsidiary their respective Employment Agreements; each of Hennessy and his wife, Patricia A. Hennessy, and Bagnoli and his wife Brenda Bagnoli, as sellers, shall have performed and complied with all agreements and conditions required to be performed or complied with by them at or prior to the Closing by the Real Estate Purchase Agreement of even date herewith among such persons and the Acquisition Subsidiary, as buyer (the "Real Estate Purchase Agreement"), relating to the real property on which the Home in Tallmadge, Ohio is located, and the closing thereunder shall have occurred substantially simultaneously with the Effective Time of the Merger hereunder; Terrance P. and Patricia A. Hennessy, DeWoyne Hennessy, Francis D. Hennessy, III and Judy A. Hennessy, Helen F. Rowland and Paul E. Rowland, and Lisa Y. Abraham, all as lessor, shall have executed and delivered to the Acquisition Subsidiary, as lessee, the Lease Agreement substantially in the form of Exhibit C-1 hereto, covering the real property on which the Home in Akron, Ohio is located (the "Akron Home Lease Agreement"); and Terrance P. and Patricia A. Hennessy, as lessor, and shall have executed and delivered to the Acquisition Subsidiary, as lessee, the Lease Agreement substantially in the form of Exhibit C-2 hereto, covering a portion of the parking lot for the Home in Akron, Ohio (the "Akron Parking Lot Lease Agreement") (the Akron Home Lease Agreement and the Akron Parking Lot Lease Agreement are herein collectively referred to as the "Lease Agreements").

                  7.9. ENVIRONMENTAL, OSHA AND STRUCTURAL REPORTS. There shall have been conducted (or the Purchaser shall have received), at the Purchaser's expense, (i) an environmental questionnaire of the Homes and the real property on which they are situated, completed and signed by an authorized officer of the Company, (ii) a health and safety inspection of the Homes by a person (who may be an employee of the Purchaser) or firm selected by the Purchaser and who is qualified and experienced in such matters in the funeral service industry, and (iii) a structural inspection of the Homes by an engineering firm selected by the Purchaser. The Shareholders agree to take the action (and pay any costs in connection therewith) as may be reasonably recommended by such firms and/or persons, up to $15,000 in the aggregate. In any event, it shall be a condition to the Purchaser's obligations hereunder that the results of the reports of such firms or persons (together with any remedial action, if any, taken by Shareholders, regardless of the cost, in response thereto) shall be satisfactory to Purchaser in its sole discretion.

                  7.10. FINANCING COMMITMENT. The Purchaser represents that it has received from Provident Services, Inc. ("Provident") a written commitment providing for the extension of financing in order to provide the cash portion of the Merger Consideration not furnished by the Purchaser or obtained by the Purchaser from other sources. It shall be a condition to the Purchaser's obligations hereunder that such commitment shall have been funded in such amount contemporaneously with the Closing.

                  7.11. LIEN RELEASES. The holders of the Liens against any assets of the Company shall have executed and delivered written releases of such Liens, all in recordable form and otherwise acceptable to the Purchaser and Provident. If there will remain after the Closing any Liens securing borrowed money indebtedness against any of the real property covered by the Lease Agreements, then the holders of such Liens, the Purchaser and Provident shall have entered into a subordination, non-disturbance and attornment agreement in form and substance acceptable to them.

                  7.12. OTHER MANAGEMENT ARRANGEMENTS. The Shareholders shall have identified to the Purchaser such other personnel of the Homes (in addition to the Shareholders) as may be key to the continued effective management and operation of the Homes after the Closing, and the Purchaser shall have entered into mutually satisfactory arrangements regarding the continued employment of such personnel at the Homes following the Closing.

                  8. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Company in writing:

                  8.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Company and the Shareholders shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Purchaser and the Acquisition Subsidiary in Section 4 hereof; the representations and warranties made by the Purchaser and the Acquisition Subsidiary herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Purchaser and the Acquisition Subsidiary shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Company and the Shareholders shall have received a certificate, signed by an executive officer of each of the Purchaser and the Acquisition Subsidiary, to the effect of the foregoing provisions of this Section 8.1.

                  8.2. OPINION OF COUNSEL. The Purchaser shall have caused to be delivered to the Company and the Shareholders an opinion of Snell & Smith, A Professional Corporation, counsel for the Purchaser and the Acquisition Subsidiary, to the effect that:

                           (i) the Purchaser is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents contemplated herein to be executed and delivered by the Purchaser (as shall be specified in such opinion); and the Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents contemplated herein to be executed and delivered by the Acquisition Subsidiary (as shall be specified in such opinion);

                           (ii) the execution, delivery and performance by the
                  Purchaser and the Acquisition Subsidiary of this Agreement and such other documents have been duly authorized and approved by all necessary corporate action required on their part;

                           (iii) this Agreement is, and upon execution and
                  delivery as herein provided such other documents will be, valid and binding upon the Purchaser and the Acquisition Subsidiary, enforceable against the Purchaser and the Acquisition Subsidiary in accordance with their respective terms;

                           (iv) neither the execution, delivery or performance
                  by the Purchaser or the Acquisition Subsidiary of this Agreement or any of such other documents will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or Bylaws of the Purchaser, the Articles of Incorporation or Code of Regulations of the Acquisition Subsidiary or under any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which the Purchaser or the Acquisition Subsidiary is a party or by which they or their respective properties are bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body; and

                           (v) no authorization, approval or consent of or
                  declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Purchaser or the Acquisition Subsidiary of this Agreement or any of such other documents, or the performance of its obligations hereunder or thereunder.

         Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Purchaser and the Acquisition Subsidiary, and on certificates of public officials, copies of which shall be provided to the Shareholders at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law, the General Corporation Law of the State of Delaware, the Ohio General Corporation Law (as to the Acquisition Subsidiary's organization, existence and good standing, in reliance of an opinion of special Ohio counsel) and the internal laws of the State of Texas.

                  8.3. CONSENTS AND APPROVALS. The Purchaser and the Acquisition Subsidiary shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                  8.4. APPROVAL BY COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel for the Company and the Shareholders, and such counsel shall have been furnished with such certified copies of actions and proceedings and other instruments and documents as they shall have reasonably requested.

                  8.5. RELATED TRANSACTIONS. The Acquisition Subsidiary shall have executed and delivered to each of Hennessy and Bagnoli their respective Employment Agreements; the Acquisition Subsidiary shall have performed and complied with all agreements and conditions required to be performed or complied with by it at or prior to the Closing by the Real Estate Purchase Agreement, and the closing thereunder shall have occurred substantially simultaneously with the Effective Time of the Merger hereunder; the Acquisition Subsidiary shall have executed and delivered the Lease Agreements to each of the respective lessors thereunder; and the Purchaser shall have complied with each of its obligations under the letter agreement of even date herewith between the Purchaser and Hennessy that are to be complied by the Purchaser on or before the Closing Date.

                  8.6. NO MATERIAL ADVERSE CHANGE. The Shareholders shall have discovered no change in the business, assets, operations, or financial condition of the Purchaser and its consolidated subsidiaries taken as a whole which has a material adverse effect on the value to the Shareholders of the Series D Shares being acquired by them pursuant to the Merger.

                  9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  9.1. NATURE OF STATEMENTS. All statements contained in this Agreement or any Schedule or Exhibit hereto shall be deemed representations and warranties of the party executing or delivering the same.

                  9.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or any Schedule or Exhibit hereto or in connection with the transactions contemplated hereby and thereby shall not terminate but shall survive the Closing and continue in effect thereafter as hereafter provided. The representations and warranties in
         Section 3.9 shall survive the Closing for the duration of all applicable statutes of limitations provided for under the Code; the representations and warranties under Sections 3.1 through 3.3, 3.6,
         3.24 through 3.26, 3.28, 4.1 through 4.3, 4.8 and 12.2(d) hereunder shall survive the Closing for the duration of the applicable state statute of limitations; and the remainder of all such representations and warranties made by the parties shall survive the Closing for a period of eighteen (18) months thereafter; at which applicable time, as described above, such representations and warranties shall terminate except as to claims then pending in respect thereof, as to which the same shall continue until such claims have been finally resolved.

                  10. INDEMNIFICATION.

                  10.1. INDEMNIFICATION BY THE SHAREHOLDERS. The Shareholders jointly and severally (except as provided in Section 12.2(e)) agree to indemnify and hold harmless the Purchaser and (following the Effective Time of the Merger) the Surviving Corporation, and their respective successors and assigns, from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of (i) any breach or default in the performance by the Company or the Shareholders of any covenant or agreement of the Company or the Shareholders contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Company or the Shareholders herein, in any Schedule delivered to the Purchaser pursuant hereto or in any certificate or other instrument delivered by or on behalf of the Company or the Shareholders pursuant hereto (subject to the limitations in Section 9.2 above), (iii) any Unassumed Liability of the Company, whether absolute or contingent, known or unknown, to the extent not paid, discharged or deducted from the Merger Consideration at the Closing as provided in
         Section 1.5(c)(i)(D) (other than up to $200,000 of Closing Date Expenses, as provided in Section 1.5(c)(ix)), provided that the Purchaser asserts any claims under this clause (iii) prior to the expiration of eighteen (18) months after the Closing Date, and (iv) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                  10.2. INDEMNIFICATION BY THE PURCHASER. The Purchaser and the Acquisition Subsidiary jointly and severally agree to indemnify and hold harmless the Shareholders and their heirs and assigns from and against any Losses which are caused by or arise out of (i) any breach or default in the performance by the Purchaser or the Acquisition Subsidiary of any covenant or agreement of the Purchaser or the Acquisition Subsidiary contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Purchaser or the Acquisition Subsidiary herein or in any certificate or other instrument delivered by or on behalf of the Purchaser or the Acquisition Subsidiary pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                  10.3. THIRD PARTY CLAIMS. If any third person asserts a claim against a party entitled to indemnification hereunder ("indemnified party") that, if successful, might result in a claim for indemnification against another party hereunder ("indemnifying party"), the indemnifying party shall be given prompt written notice thereof and shall have the right (i) to participate in the defense thereof and be represented, at its own expense, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if within ten business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (i) to participate in the defense thereof and be represented, at its own expenses, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnified party's interests are, or would be, affected thereby.

                  10.4. CERTAIN LIMITATIONS. Notwithstanding the foregoing provisions of this Section 10, the Purchaser shall not be entitled to obtain indemnification from the either Shareholder under clause (i) or (ii) of Section 10.1 (or clause (iv), insofar as the same relates to clause (i) or (ii)), until such time as the aggregate amount of all such claims of the Purchaser equal or exceed $10,000.00, but when such threshold has been so met, the Purchaser shall be entitled to the entirety of its claim, including the first $10,000.00.

                  10.5. PAYMENT IN SERIES D SHARES. The Purchaser agrees that the Shareholders may satisfy any claims of indemnification hereunder by the surrender for cancellation of Series D Shares (not otherwise held in escrow under Section 1.5(c)(vii)), at a value of $1.00 per Series D Share, for so long as the Shareholder in question holds any Series D Shares. Each such surrender shall constitute the indemnifying Shareholder's sale and the Purchaser's purchase of a number of Series D Shares equal to the amount of such indemnification claim which such Shareholder has elected to satisfy in such shares, upon which such Shareholder shall surrender to the Company all certificates representing such shares for cancellation.

                  11. TERMINATION.

                  11.1. BEST EFFORTS TO SATISFY CONDITIONS. The Company and the Shareholders agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 7 hereof; and the Purchaser and the Acquisition Subsidiary agree to use their best efforts to bring about the satisfaction of the conditions specified in
         Section 8 hereof.

                  11.2. TERMINATION. This Agreement may be terminated prior to Closing by:

                           (a) the mutual written consent of the Shareholders,
                  the Company, the Purchaser and the Acquisition Subsidiary;

                           (b) the Purchaser if a material default shall be made
                  by the Company or either Shareholder in the observance or in the due and timely performance by any of their covenants herein contained, or if there shall have been a material breach or misrepresentation by the Company or either Shareholder of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Company or either Shareholder at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Purchaser in writing;

                           (c) the Shareholders if a material default shall be
                  made by the Purchaser or the Acquisition Subsidiary in the observance or in the due and timely performance by the Purchaser or the Acquisition Subsidiary of any of their covenants herein contained, or if there shall have been a material breach or misrepresentation by the Purchaser or the Acquisition Subsidiary of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser and the Acquisition Subsidiary at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Company and the Shareholders in writing; or

                           (d) either the Shareholders or the Purchaser, if the
                  Closing has not occurred by March 31, 1996.

                  11.3. LIABILITY UPON TERMINATION. If this Agreement is terminated under paragraph (a) or (d) of Section 11.2, then no party shall have any liability to any other parties hereunder. If this Agreement is terminated under paragraph (b) or (c) of Section 11.2, then (i) the party so terminating this Agreement shall not have any liability to any other party hereto, provided the terminating party has not breached any representation or warranty or failed to comply with any of its covenants in this Agreement, and (ii) such termination shall not prejudice the rights and remedies of the terminating party against any other party which has breached any of its representations, warranties or covenants herein prior to such termination.

                  12. POST-CLOSING COVENANTS.

                  12.1. POST-CLOSING TAX MATTERS. The Shareholders shall be fully responsible for all taxes of the Company accrued through the Closing and for completing, filing and handling all tax returns and reports in respect of all periods through Closing, including responding to any inquiries, examinations or audits regarding such taxes, returns and reports. In particular, the Purchaser will arrange through its outside accounting firm for the preparation of short-period federal income tax return for the Company's current year through the Closing Date (after which time the Surviving Corporation will be included as part of the consolidated group of which the Purchaser is the parent corporation), based upon information furnished by the Shareholders (and for which the Shareholders shall be solely responsible), and the Shareholders shall pay or reimburse the Purchaser for all federal income taxes in respect thereof and the reasonable cost of tax preparation by such outside accounting firm. If after the Closing the

         Purchaser or the Surviving Corporation receives any refund in respect of federal income taxes paid for periods of operations ended prior to the Effective Time of the Merger, then the Purchaser shall forward (or cause the Surviving Corporation to forward) such payment in the form received to the Shareholders. The Purchaser agrees that if it takes any discretionary filing position with respect to federal income taxation of the Surviving Corporation which is inconsistent with any valid position taken by the Company prior to the Effective Time of the Merger, the effect of which action is to increase the Shareholders' federal income tax liability from that which they would have been subject to if such position had not been so taken by the Purchaser, then the Purchaser shall (or shall cause the Surviving Corporation to) reimburse the Shareholders for the actual amount of such increased federal income tax liability so suffered by them as aforesaid. In such case, the Shareholders agree to furnish such information reasonably requested of them by the Purchaser in order to determine the amount of such increased federal income tax liability.

                  12.2. RESTRICTIVE COVENANTS OF THE SHAREHOLDERS.

                           (a) NON-COMPETITION. If the Closing occurs, then for
                  a period commencing on the Closing Date and ending ten (10) years thereafter, neither Shareholder shall directly or indirectly:

                                      (i) engage, as principal, agent, trustee
                           or through the agency of any corporation, partnership, association or agent or agency, anywhere within a fifty (50) mile radius of either Home, excluding therefrom that portion of such 50-mile radius that lies within the incorporated city limits of Cleveland and Canton, Ohio (the "Territory"), in the funeral, mortuary, crematory, monument, or any related line of business (collectively, the "Business");

                                     (ii) own or hold any beneficial interest in
                           one percent (1%) or more of the voting securities in any corporation, partnership or other business entity which conducts its operations, in whole or in part, in the Business within the Territory; provided, however, that the beneficial ownership solely for purposes of investment of less than five percent (5%) of a class of outstanding voting securities of a corporation or other entity that is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, shall be exempt from the foregoing restrictions;

                                    (iii) become an employee of or consultant
                           to, or otherwise serve in any similar capacity with, any corporation, partnership or other business entity that conducts its business, in whole or in part, in the Business within the Territory; or

                                     (iv) cause or induce any present or future
                           employee of the Purchaser or any of its affiliates to leave the employ of the Purchaser or any such affiliate to accept employment with such Shareholder or with any person, firm, association or corporation with which such Shareholder may be or become affiliated.

                           Without limiting the generality of the foregoing, a
                  Shareholder shall be deemed directly or indirectly engaged in the Business if he acts as a funeral director at any funeral establishment within the Territory, if a Shareholder engages in the sale or marketing of preneed funeral contracts for services to be performed within the Territory, or if a Shareholder promotes or finances any family member or affiliate to operate a Business or engage in any of the foregoing activities within the Territory.

                           (b) REFORMATION. The above covenants shall not be
                  held invalid or unenforceable because of the scope of the territory or actions subject thereto or restricted thereby, or the period of time within which such covenants are operative; but any judgment of a court of competent jurisdiction may define the maximum territory and actions subject to and restricted thereby and the period of time during which such covenants are enforceable.

                           (c) REMEDIES. Each Shareholder agrees that any remedy
                  at law for any actual or threatened breach of any of the foregoing covenants would be inadequate and that the Purchaser shall be entitled to specific performance hereof or injunctive relief or both, by temporary or permanent injunction or such other appropriate judicial remedy, writ or order as may be entered into by a court of competent jurisdiction in addition to any damages that the Purchaser may be legally entitled to recover together with reasonable expenses of litigation, including attorneys' fees incurred in connection therewith, as may be approved by such court.

                           (d) REPRESENTATIONS. Each Shareholder represents and
                  warrants to and agrees with the Purchaser that (i) such Shareholder understands that the foregoing restric-tions are being made incident to and as a condition of the Merger, and that such covenants are necessary in order to protect the business and goodwill being acquired thereby, (ii) such covenants are not oppressive to either Shareholder in any respect, and (iii) the consideration for such restrictions is included in the Merger Consideration, which consideration each Shareholder acknowledges is fair and adequate for the giving of the covenants herein and for which such Shareholder acknowledges a direct and valuable benefit.

                           (e) INDEPENDENT OBLIGATIONS. The foregoing covenants
                  shall represent several, but not joint, obligations, of the Shareholders. A breach by one Shareholder of any of such covenants shall not, by itself, constitute a breach thereof by the other Shareholder.

                           (f) MERGER CONSIDERATION ALLOCATION. The parties
                  agree to allocate $50,000 of the Merger Consideration to the foregoing covenants for federal income tax purposes, pursuant to Section 1060(a) of the Code. Such allocation is not intended to be a measure of the amount or range of damages which the Purchaser may suffer or recover as a result of any breach of the foregoing covenants, and the Shareholders acknowledge that in case of any such breach, the Purchaser shall be entitled to seek in excess of such amount as it may otherwise be able to demonstrate itself justly entitled to.

                  12.3. ACCESS TO RECORDS. For a period of three years following the Closing, the Surviving Corporation shall provide the Shareholders, during normal business hours at the Surviving Corporation's headquarters' address upon at least 48 hours' prior written notice, reasonable access to the books and records of the Surviving Corporation in effect at the time of the Closing, for the purpose of assisting the Shareholders with respect to any matter involving the Company's federal or state income tax liability based upon its results of operations for a period ending at or prior to the Closing Date. Such right of access shall include the right to make, on a confidential basis, copies or extracts therefrom, at the Shareholders' own expense. If during such three-year period the Surviving Corporation proposes to destroy or dispose of any such books and records, the Surviving Corporation shall first give the Shareholders ten days' prior written notice thereof and the opportunity to take over such books and records from the Surviving Corporation in lieu of such destruction or disposition, and if the Shareholders shall not have indicated their desire to do so within such ten-day period, then the Surviving Corporation may proceed with such destruction or disposition without further responsibility to either Shareholder.

                  12.4. SATISFACTION OF PRENEED LIABILITIES. Subject to the accuracy and completeness of the representations and warranties contained in Section 3.13 hereof, the Purchaser agrees with the Shareholders that, following the Closing, the Surviving Corporation shall take all such action as shall be required in order to satisfy all of the obligations of the Surviving Corporation under preneed contracts and in respect of funds held in trust therefor as described on Schedule
         3.13 in accordance with applicable law.

                  13. MISCELLANEOUS.

                  13.1. EXPENSES. Regardless of whether the Closing occurs, the parties shall pay their own expenses in connection with the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein. If the transactions contemplated by this Agreement and the Exhibits hereto are consummated, the Company shall have no obligation for, nor shall it be charged with, any such expenses of the Shareholders. All finder's or similar fees and expenses of Thomas, Pierce & Company shall be the responsibility of the Surviving Corporation to the extent (and only to the extent) included within the Closing Date Expenses in accordance with Section 1.5(c)(ix), and any portion thereof not covered by such provisions shall be borne exclusively by the Shareholders. All sales, transfer, stamp or other similar taxes, if any, which may be assessed or charged in connection with the transactions hereunder shall be borne by the Shareholders.

                  13.2. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given when personally delivered or three business days following the date mailed, first class, registered or certified mail, postage prepaid, as follows:

                           (i) if to the Company or the Shareholders, to:

                               Mr. Terrance P. Hennessy
                               3538 Harbor Circle, N.W.
                               Winter Haven, Florida  33881

                               Mr. Lawrence Bagnoli
                               339 Southwest Avenue
                               Tallmadge, Ohio  44278
                               with a copy to:

                               M. Teri Lynch & Associates
                               665 W. Exchange Street
                               Akron, Ohio  44302

                          (ii) if  to  the   Purchaser  or  the   Acquisition
                               Subsidiary, to:

                               Carriage Funeral Services, Inc.
                               1300 Post Oak Boulevard, Suite 1500
                               Houston, Texas  77056
                               Attention:  Mr. Melvin C. Payne

                               with a copy to:

                               Snell & Smith, A Professional Corporation
                               1000 Louisiana, Suite 3650
                               Houston, Texas  77002
                               Attention:  Mr. W. Christopher Schaeper

         or to such other address as shall be given in writing by any party to the other parties hereto.

                  13.3. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, however, that following the Closing the Purchaser or the Surviving Corporation may assign its rights hereunder without the consent of the Shareholders to a successor-in-interest to the Purchaser or the Surviving Corporation, as the case may be (whether by merger, sale of assets or otherwise), provided that the assigning party shall not thereby be relieved of its obligations hereunder without the prior written consent of the Shareholders.

                  13.4. SUCCESSORS BOUND. Subject to the provisions of Section 13.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  13.5. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  13.6. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by all of the parties hereto.

                  13.7. ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and other documents referred to herein, together with the related letter agreement of even date herewith between the Purchaser and Hennessy referred to in Section 8.5, constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof (including, without limitation, the letter of intent dated September 1, 1995).

                  13.8. GOVERNING LAW. This Agreement shall be construed and enforced under and in accordance with and governed by the law of the State of Ohio.

                  13.9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument. The parties agree that this Agreement and all Exhibits, Schedules, certificates, agreements and other documents executed or delivered pursuant hereto or in connection herewith may be executed by facsimile signature (other than documents to be filed of public record), and each party hereby waives the so-called best evidence rule or any other rule requiring original signatures in connection therewith.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                 THE PURCHASER:

                                 CARRIAGE FUNERAL SERVICES, INC.

                                 By:/s/ MARK  W. DUFFEY
                                        MARK W. DUFFEY,
                                        Executive Vice President

                                 THE ACQUISITION SUBSIDIARY:

                                 HENNESSY-BAGNOLI FUNERAL HOME, INC.

                                 By:/s/ MARK W. DUFFEY
                                        Mark W. Duffey,
                                        Executive Vice President

                                 THE COMPANY:

                                 HENNESSY FUNERAL HOME, INC.

                                 By:/s/ TERRANCE P. HENNESSY
                                        Terrance P. Hennessy,
                                        President

                                 THE SHAREHOLDERS:

                                 /s/ TERRANCE P. HENNESSY
                                     Terrance P. Hennessy

                                 /s/ LAWRENCE BAGNOLI
                                     Lawrence Bagnoli

EXHIBIT                           DESCRIPTION

      A                           Series D Designation
      B-1                         Employment Agreement (Hennessy)
      B-2                         Employment Agreement (Bagnoli)
      C-1                         Lease Agreement (Akron Home)
      C-2                         Lease Agreement (Akron Parking Lot)


SCHEDULE                          DESCRIPTION

3.7                               Changes
3.8                               Off-Balance Sheet Liabilities
3.11                              Fixed Assets
3.12                              Contracts and Commitments
3.13                              Preneed Contracts and Trust Accounts
3.17                              Licenses
3.20                              Employees
3.21                              Employee Benefit Plans
4.3                               Purchaser Capitalization